Exhibit 32.2

Certification

I, Martin F. Ellis, Executive Vice President, Treasurer, and Chief Financial Officer of Agilysys, Inc. (the “company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

1.	The Annual Report on Form 10-K of the company for the annual period ended March 31, 2005 as filed with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78M); and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the company.

Dated: June 29, 2005

By:	/s/ Martin F. Ellis

Martin F. Ellis
Executive Vice President, Treasurer and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the company and will be retained by the company and furnished to the Securities and Exchange Commission or its staff upon request.